Exhibit 10.17

                     AMENDMENT NO. 3 TO

                 LOAN AND SECURITY AGREEMENT

          This Amendment No. 3 to Loan and Security
Agreement is made as of November 1, 1997 by and among each of the undersigned and amends that certain Loan and Security Agreement, dated as of November 27, 1996 (as amended by Amendment No. 1 dated as of February 28, 1997 and Amendment No. 2 dated as of June 27, 1997, the "Loan Agreement"), among the financial institutions listed on the signature pages thereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BankAmerica Business Credit, Inc., a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), NationsBank of Texas, N.A., as the L/C Issuer and as co-syndication agent for the Lenders, Caisse Nationale De Credit Agricole, as co-agent for the Lenders, Consolidated Freightways Corporation of Delaware, a Delaware corporation, (the "Borrower"), Consolidated Freightways Corporation (the "Parent"), Leland James Service Corporation ("Leland") and Redwood Systems, Inc. ("Redwood"). Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

                          RECITALS

     A. The Borrower has requested that certain provisions of the Loan Agreement be amended as more fully described below.

     B. On the terms and subject to the conditions set forth in this Amendment, the parties to the Loan Agreement have agreed to the amendments to the Loan Agreement as set forth below.

                          AGREEMENT

     In consideration of the foregoing, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

                          ARTICLE 1
          AMENDMENTS TO LOAN AND SECURITY AGREEMENT

     1.1    Amendment to the Definition of "Adjusted Net
Earnings". The definition of "Adjusted Net Earnings" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Adjusted Net Earnings" means with respect to any fiscal period of the Borrower, the Adjusted Net Earnings from Operations for such fiscal period plus the sum of the following to the extent deducted in computing Adjusted Net Earnings from Operations: (a) interest expense, (b) accrued income taxes, (c) depreciation and amortization expense, (d) the non-cash expense related to the Consolidated Freightways Corporation 1996 Stock Option and Incentive Plan (commonly referred to as the Restricted Stock Awards Program), as amended from time to time, and (e) miscellaneous expenses (including Letter of Credit
     Fees) less miscellaneous income for such period."

    1.2    Amendment to the Definition of "Applicable
Margin".  The definition of "Applicable Margin" set forth in
Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

        "Applicable Margin" means

            (i)    with respect to Base Rate Revolving
Loans and all other Obligations (other than LIBOR
Revolving Loans), one-quarter percent (0.25%); and

            (ii)   with respect to LIBOR Revolving
Loans, one and one-quarter percent (1.25%)."

    1.3    Amendment to the Definition of "Default Rate".
The definition of "Default Rate" set forth in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate, plus (b) two percent (2.0%). Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points."

     1.4    Amendment to the Definition of "Triggering
Event".  The definition of "Triggering Event" set forth in
Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

        "Triggering Event" means the occurrence of any one of the following events: (a) an Event of Default, (b) Availability is $50,000,000 or less, (c) the average daily Dollar amount of Revolving Loans outstanding for the immediately preceding thirty (30) day period exceeds $40,000,000, or (d) the aggregate Dollar amount of Revolving Loans outstanding on any date exceeds
$50,000,000."

     1.5 Amendment to Section 3.1(a). The fourth sentence of Section 3.1(a) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:
     (i) for all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin, and (ii) for all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin; provided, however, that if the sum of outstanding Letters of Credit and outstanding Revolving Loans exceeds $150,000,000, the amount by which the Revolving Loans, when added to the outstanding Letters of Credit, exceeds $150,000,000 shall bear interest at the Interest Rate otherwise applicable to such Revolving Loans plus one-quarter of one percent (0.25%)."

    1.6    Amendment to Section 3.6.  Section 3.6 of the
Loan Agreement is hereby amended and restated to read in its entirety as follows:

         "3.6 Letter of Credit Fee. The Borrower agrees to pay to the Agent, for the ratable account of the
Lenders, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to one and one-eighths percent (1.125%) per annum of the undrawn face amount of each Letter
of Credit issued for the Borrower's account at   the
Borrower's request, plus all out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, issuance of, or amendment to any Letter of Credit. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed."

     1.7     Amendment to Section 8.9.  Section 8.9  of  the
Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "8.9 Debt For Borrowed Money. After giving effect to the making of the Revolving Loans to be made on the Initial Funding Date, the Loan Parties and their Subsidiaries have no Debt For Borrowed Money, except
     (a) the Obligations, (b) Debt For Borrowed Money described on Schedule 8.9, and (c) trade payables and other contractual obligations arising in the ordinary course of business."

     1.8     Amendment to Section 9.12.  Section 9.12 of the
Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "9.12 Debt. None of the Loan Parties shall incur or maintain any Debt For Borrowed Money, other than: (a) the Obligations; (b) provided that no Event of Default has occurred and is continuing or would result from such action, Debt For Borrowed Money of the Parent and the Borrower in an aggregate amount outstanding at any time not to exceed $25,000,000, excluding Debt For Borrowed Money incurred to finance Capital Expenditures permitted under Section 9.21; and
     (c) other Debt For Borrowed Money existing on the Closing Date and reflected in the Financial Statements attached hereto as Exhibit F or listed on Schedule 8.9. The terms and conditions of any agreement (including amendments, modifications, waivers and restatements of existing agreements) entered into by the Borrower relating to Synthetic Leases shall not contain any financial covenants which are more restrictive on the Borrower than the financial covenants set forth in Sections 9.22, 9.23 and 9.24 of this Agreement and any amendments or modifications to the interest rate or the amortization shall be acceptable to the Agent."

     1.9     Amendment to Section 9.21. Section 9.21 of  the
Loan Agreement is hereby amended and restated to read in its entirety as follows:

         "9.21  Capital Expenditures.  None of the Loan
Parties shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (net of proceeds from sales of fixed assets) by the Loan Parties on a consolidated basis would exceed $30,000,000 for Fiscal Year 1997, $70,000,000 for Fiscal Year 1998 and $100,000,000 for each
Fiscal Year thereafter until the Stated Termination
Date; provided, however, that up to $15,000,000 of unused permitted Capital Expenditures in a given Fiscal
Year may be carried over to the following Fiscal Year."

                          ARTICLE 2

               REPRESENTATIONS AND WARRANTIES

     Each Loan Party warrants and represents to the Agent and the Lenders that:

     2.1    Representations and Warranties True and
Correct. The representations and warranties contained in the Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and except with respect to Schedules 8.3, 8.5, 8.9, 8.15, 8.17, 8.18, 8.29 and 8.32 to the Loan Agreement to the extent that the Borrower has submitted to the Agent, the L/C Issuer and each Lender an update thereto.

     2.2 No Default or Event of Default. No event has occurred and is continuing which constitutes a Default or an Event of Default.


                          ARTICLE 3
                        MISCELLANEOUS

     3.1 Effective Date. This Amendment shall be effective as of the date when the Agent has received a duly executed counterpart of this Amendment from each of the parties to the Loan Agreement.

     3.2    Governing Law.  This Amendment shall be
interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of California.

     3.3 Counterparts. This Amendment may be executed in any number of counterparts, and by the Agent, each Lender, the Borrower, Parent, Leland and Redwood in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                                "BORROWER"

                                Consolidated Freightways
                                Corporation of Delaware, a
                                Delaware corporation

                                By:/s/David F. Morrison
                                Name:David F. Morrison
                                Title:Executive Vice President and
                                        Chief Financial Officer




                                "PARENT"

                                Consolidated Freightways
                                Corporation, a Delaware
                                corporation

                                By:/s/David F. Morrison
                                Name:David F. Morrison
                                Title:Executive Vice President and
                                        Chief Financial Officer



                                "LELAND"

                                Leland James Service
                                Corporation, a Delaware
                                corporation

                                By:/s/David F. Morrison
                                Name:David F. Morrison
                                Title:Executive Vice President and
                                        Chief Financial Officer


                                "REDWOOD"

                                Redwood Systems, Inc., a Delaware
                                corporation

                                By:/s/David F. Morrison
                                Name:David F. Morrison
                                Title:Executive Vice President and
                                        Chief Financial Officer


                                "AGENT"

                                BankAmerica Business Credit,
                                Inc., as the Agent

                                By:/s/Gary P. Riley
                                Name:Gary P. Riley
                                Title:Vice President



                                "LENDERS"

Commitment:  $75,000,000        BankAmerica Business Credit,
                                Inc., as a Lender

                                By:/s/Gary P. Riley
                                Name:Gary P. Riley
                                Title:Vice President



Commitment:  $35,000,000        NationsBank of Texas, N.A., as a
                                Lender

                                By:/s/Stacy Yenerich
                                Name:Stacy Yenerich
                                Title:Assistant Vice President



Commitment:  $20,000,000        Caisse Nationale De Credit
                                Agricole, as a Lender

                                By:/s/Dean Belice
                                Name:Dean Belice
                                Title:Senior Vice President



Commitment:  $35,000,000        Transamerica Business Credit
                                Corporation, as a Lender

                                By:/s/Robert Heinz
                                Name:Robert Heinz
                                Title:Senior Vice President



Commitment:  $25,000,000        Congress Financial Corporation
                                (Western), as a Lender

                                By:/s/Gregg L. Coiley
                                Name:Gregg L. Coiley
                                Title:Vice President




Commitment:  $20,000,000        The CIT Group/Business Credit,
                                Inc., as a Lender

                                By:/s/Robert Castine
                                Name:Robert Castine
                                Title:Assistant Vice President



Commitment:  $15,000,000        BTM Capital Corporation, as a
                                Lender

                                By:/s/William R. York
                                Name:William R. York
                                Title:Vice President



                                "L/C ISSUER"

                                NationsBank of Texas, N.A., as
                                L/C Issuer

                                By:/s/Stacy Yenerich
                                Name:Stacy Yenerich
                                Title:Assistant Vice President